Exhibit 99.2

Regions Financial Corporation and Subsidiaries

Financial Supplement

Third Quarter 2012

Regions Financial Corporation and Subsidiaries

Financial Supplement to Third Quarter 2012 Earnings Release

Regions Financial Corporation and Subsidiaries	Page 1
Financial Supplement to Third Quarter 2012 Earnings Release

Consolidated Balance Sheets (unaudited)

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Assets:
Cash and due from banks	$1,738	$2,000	$2,036	$2,132	$2,000
Interest-bearing deposits in other banks	2,192	1,766	5,270	4,913	6,009
Federal funds sold and securities purchased under agreements to resell	—	—	167	200	254
Trading account assets	114	110	1,127	1,266	1,462
Securities available for sale	27,603	27,232	27,177	24,471	24,635
Securities held to maturity	12	13	15	16	18
Loans held for sale	1,265	1,187	1,054	1,193	1,012
Loans, net of unearned income	75,259	76,202	76,720	77,594	79,447
Allowance for loan losses	(2,062)	(2,291)	(2,530)	(2,745)	(2,964)

Net loans	73,197	73,911	74,190	74,849	76,483
Other interest-earning assets	881	901	1,054	1,085	1,081
Premises and equipment, net	2,274	2,300	2,350	2,375	2,399
Interest receivable	362	341	397	361	422
Goodwill	4,816	4,816	4,816	4,816	5,561
Mortgage servicing rights (MSRs)	176	179	199	182	182
Other identifiable intangible assets	365	391	420	449	478
Other assets	6,803	7,198	8,010	8,742	7,766

Total assets	$121,798	$122,345	$128,282	$127,050	$129,762

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$30,345	$29,625	$29,646	$28,209	$28,242
Interest-bearing	64,536	65,473	67,492	67,418	67,696

Total deposits	94,881	95,098	97,138	95,627	95,938
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,866	2,746	2,287	2,333	1,969
Other short-term borrowings	70	560	621	734	974

Total short-term borrowings	1,936	3,306	2,908	3,067	2,943
Long-term borrowings	6,224	6,230	7,196	8,110	10,140

Total borrowed funds	8,160	9,536	10,104	11,177	13,083
Other liabilities	3,856	3,256	3,506	3,747	3,478

Total liabilities	106,897	107,890	110,748	110,551	112,499
Stockholders’ equity:
Preferred stock, Series A	—	—	3,429	3,419	3,409
Common stock	15	15	15	13	13
Additional paid-in capital	19,910	19,898	19,939	19,060	19,059
Retained earnings (deficit)	(3,849)	(4,136)	(4,395)	(4,527)	(3,913)
Treasury stock, at cost	(1,377)	(1,376)	(1,394)	(1,397)	(1,397)
Accumulated other comprehensive income (loss), net	202	54	(60)	(69)	92

Total stockholders’ equity	14,901	14,455	17,534	16,499	17,263

Total liabilities and stockholders’ equity	$121,798	$122,345	$128,282	$127,050	$129,762

Regions Financial Corporation and Subsidiaries	Page 2
Financial Supplement to Third Quarter 2012 Earnings Release

Consolidated Statements of Operations (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Interest income on:
Loans, including fees	$783	$806	$812	$854	$867
Securities:
Taxable	170	179	174	166	177
Tax-exempt	—	—	—	—	—

Total securities	170	179	174	166	177
Loans held for sale	9	7	7	7	7
Trading account assets	—	—	1	1	—
Other interest-earning assets	2	2	3	3	4

Total interest income	$964	994	997	1,031	1,055

Interest expense on:
Deposits	67	76	88	95	112
Short-term borrowings	1	—	—	(2)	—
Long-term borrowings	79	80	82	89	93

Total interest expense	147	156	170	182	205

Net interest income	817	838	827	849	850
Provision for loan losses	33	26	117	295	355

Net interest income after provision for loan losses	784	812	710	554	495

Non-interest income:
Service charges on deposit accounts	244	233	254	263	310
Investment fee income (loss)	34	17	28	19	(5)
Mortgage income	106	90	77	57	68
Trust department income	48	50	49	49	49
Securities gains (losses), net	12	12	12	7	(1)
Other	89	105	104	112	92

Total non-interest income	533	507	524	507	513

Non-interest expense:
Salaries and employee benefits	449	434	442	392	383
Net occupancy expense	99	92	94	95	95
Furniture and equipment expense	65	67	64	63	70
Goodwill impairment	—	—	—	253	—
Other	256	249	313	321	302

Total non-interest expense	869	842	913	1,124	850

Income (loss) before income taxes	448	477	321	(63)	158
Income tax expense	136	126	82	18	17

Income (loss) from continuing operations	312	351	239	(81)	141

Discontinued operations:
Income (loss) from discontinued operations before income taxes	(19)	4	(65)	(472)	24
Income tax expense (benefit)	(8)	—	(25)	(5)	10

Income (loss) from discontinued operations, net of tax	(11)	4	(40)	(467)	14

Net income (loss)	$301	$355	$199	$(548)	$155

Income (loss) from continuing operations available to common shareholders (1)	$312	$280	$185	$(135)	$87

Net income (loss) available to common shareholders (1)	$301	$284	$145	$(602)	$101

Weighted-average shares outstanding - during quarter:
Basic	1,414	1,414	1,282	1,259	1,259
Diluted	1,423	1,418	1,283	1,259	1,261
Actual shares outstanding - end of quarter	1,413	1,413	1,412	1,259	1,259
Earnings (loss) per common share from continuing operations (1):
Basic	$0.22	$0.20	$0.14	$(0.11)	$0.07
Diluted	$0.22	$0.20	$0.14	$(0.11)	$0.07
Earnings (loss) per common share (1):
Basic	$0.21	$0.20	$0.11	$(0.48)	$0.08
Diluted	$0.21	$0.20	$0.11	$(0.48)	$0.08
Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01
Taxable-equivalent net interest income from continuing operations	$830	$850	$839	$858	$859

(1)	Includes preferred stock dividends and accretion

Regions Financial Corporation and Subsidiaries	Page 3
Financial Supplement to Third Quarter 2012 Earnings Release

Selected Ratios and Other Information

As of and for Quarter Ended
9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Return on average assets from continuing operations	1.02%	0.92%	0.59%	(0.43%)	0.26%

Return on average assets from continuing operations, excluding goodwill impairment (non-GAAP)* (1)	1.02%	0.92%	0.59%	0.37%	0.26%

Return on average tangible common stockholders’ equity (non-GAAP)* (1)	12.40%	12.40%	7.08%	(30.12%)	5.05%

Return on average tangible common stockholders’ equity, excluding goodwill impairment (non-GAAP)* (1)	12.40%	12.40%	7.08%	6.45%	5.05%

Efficiency ratio from continuing operations (non-GAAP) (1)	64.3%	62.8%	67.9%	64.6%	61.8%

Common equity per share	$10.55	$10.23	$9.99	$10.39	$11.00

Tangible common book value per share (non-GAAP) (1)	$7.02	$6.69	$6.42	$6.37	$6.38

Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	8.49%	8.04%	7.35%	6.57%	6.48%

Tier 1 Common risk-based ratio (non-GAAP) (1) (2)	10.5%	10.0%	9.6%	8.5%	8.2%

Tier 1 Capital (2)	11.5%	11.0%	14.3%	13.3%	12.8%

Tier 1 Capital adjusted for retirement of Series A preferred stock (1) (2)	11.5%	11.0%	10.5%	9.4%	9.0%

Total Risk-Based Capital (2)	15.0%	14.5%	18.0%	16.9%	16.5%

Leverage (2)	9.1%	8.7%	11.0%	9.9%	9.7%

Allowance for loan losses as a percentage of loans, net of unearned income	2.74%	3.01%	3.30%	3.54%	3.73%

Allowance for loan losses to non-performing loans, excluding loans held for sale	1.09	x	1.20	x	1.18	x	1.16	x	1.09	x

Net interest margin (FTE) from continuing operations	3.08%	3.16%	3.09%	3.08%	3.04%

Loans, net of unearned income, to total deposits	79.3%	80.1%	79.0%	81.1%	82.8%

Net charge-offs as a percentage of average loans*	1.38%	1.39%	1.73%	2.16%	2.52%

Non-accrual loans, excluding loans held for sale as a percentage of loans	2.50%	2.51%	2.80%	3.06%	3.41%

Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	2.93%	3.04%	3.42%	3.83%	4.23%

Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	3.47%	3.57%	3.97%	4.40%	4.75%

Associate headcount (3)	23,361	23,422	23,619	23,707	23,713

Total branch outlets	1,716	1,719	1,722	1,726	1,767

ATMs	2,061	2,063	2,070	2,083	2,130

*	Annualized
(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 16-19
(2)	Current quarter Tier 1 Common, Tier 1, Total Risk-Based Capital and Leverage ratios are estimated
(3)	Excludes Morgan Keegan Associates

Regions Financial Corporation and Subsidiaries	Page 4
Financial Supplement to Third Quarter 2012 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	9/30/12			6/30/12
	Average	Income/	Yield/	Average	Income/	Yield/
($ amounts in millions; yields on taxable-equivalent basis)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$—	$—	—%
Trading account assets	112	—	—	116	—	—
Securities:
Taxable	27,028	170	2.50	26,846	179	2.68
Tax-exempt	10	—	—	16	—	—
Loans held for sale	1,213	9	2.95	1,107	8	2.91
Loans, net of unearned income:
Commercial and industrial	26,024	262	4.01	25,650	266	4.17
Commercial real estate mortgage - owner-occupied	10,464	122	4.64	10,805	128	4.76
Commercial real estate construction - owner-occupied	274	3	4.36	271	4	5.94
Commercial investor real estate mortgage	8,374	74	3.52	8,925	81	3.65
Commercial investor real estate construction	851	8	3.74	923	8	3.49
Residential first mortgage	13,300	141	4.22	13,484	144	4.30
Home equity	12,157	109	3.57	12,479	111	3.58
Indirect	2,150	26	4.81	2,022	25	4.97
Consumer credit card	908	29	12.71	925	28	12.17
Other consumer	1,195	22	7.32	1,186	22	7.46

Total loans, net of unearned income	75,697	796	4.18	76,670	817	4.29
Other interest-earning assets	3,187	2	0.25	3,311	2	0.24

Total interest-earning assets	107,247	977	3.62	108,066	1,006	3.74
Allowance for loan losses	(2,232)			(2,506)
Cash and due from banks	1,732			1,814
Other non-earning assets	14,784			15,052

	$121,531			$122,426

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,650	1	0.07	$5,655	1	0.07
Interest-bearing transaction accounts	18,880	5	0.11	19,447	6	0.12
Money market accounts (3)	24,891	11	0.18	24,520	11	0.18
Time deposits	15,536	50	1.28	17,175	58	1.36

Total interest-bearing deposits (1)	64,957	67	0.41	66,797	76	0.46
Federal funds purchased and securities sold under agreements to repurchase	2,375	1	0.17	1,856	—	—
Other short-term borrowings	363	—	—	468	—	—
Long-term borrowings	6,230	79	5.04	6,862	80	4.69

Total interest-bearing liabilities (2)	73,925	147	0.79	75,983	156	0.83

Net interest spread			2.83			2.91

Non-interest-bearing deposits (1) (2) (3)	29,652			29,066
Other liabilities	3,243			2,996
Stockholders’ equity	14,711			14,381

	$121,531			$122,426

Net interest income/margin FTE basis		$830	3.08%		$850	3.16%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.28% and 0.32% for the quarters ended September 30, 2012 and June 30, 2012, respectively.
(2)	Total funding costs from continuing operations may be calculated by dividing total interest expense on interest-bearing liablities by the sum of interest-bearing liabilites and non-interest bearing deposits. The rates for total funding costs from continuing operations equal 0.56% and 0.60% for the quarters ended September 30, 2012 and June 30 2012, respectively.
(3)	Prior period amounts have been reclassified to conform to the current period classification.

Regions Financial Corporation and Subsidiaries	Page 5
Financial Supplement to Third Quarter 2012 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	3/31/12			12/31/11			9/30/11
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
($ amounts in millions; yields on taxable-equivalent basis)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$—	$—	—%	$—	$—	—%
Trading account assets	182	2	4.42	175	1	2.27	182	1	2.18
Securities:
Taxable	25,659	173	2.71	24,731	166	2.66	24,098	177	2.91
Tax-exempt	33	—	—	32	—	—	31	—	—
Loans held for sale	1,047	7	2.69	1,057	7	2.63	847	7	3.28
Loans, net of unearned income:
Commercial and industrial	24,748	258	4.19	24,310	263	4.29	23,953	249	4.12
Commercial real estate mortgage - owner-occupied	11,077	130	4.72	11,404	140	4.87	11,661	163	5.55
Commercial real estate construction - owner-occupied	311	4	5.17	346	5	5.73	375	4	4.23
Commercial investor real estate mortgage	9,492	85	3.60	10,357	91	3.49	11,395	100	3.48
Commercial investor real estate construction	994	8	3.24	1,152	9	3.10	1,411	9	2.53
Residential first mortgage	13,651	149	4.39	13,925	153	4.36	14,207	160	4.47
Home equity	12,845	113	3.54	13,172	118	3.55	13,454	119	3.51
Indirect	1,908	25	5.27	1,825	25	5.43	1,755	25	5.65
Consumer credit card	952	30	12.67	1,002	37	14.65	1,095	24	8.70
Other consumer	1,190	22	7.44	1,209	22	7.22	1,207	22	7.23

Total loans, net of unearned income	77,168	824	4.29	78,702	863	4.35	80,513	875	4.31
Other interest-earning assets	5,140	3	0.23	5,690	4	0.28	6,544	4	0.24

Total interest-earning assets	109,229	1,009	3.72	110,387	1,041	3.74	112,215	1,064	3.76
Allowance for loan losses	(2,745)			(2,901)			(3,150)
Cash and due from banks	1,987			1,974			1,972
Other non-earning assets	15,285			15,440			15,549

	$123,756			$124,900			$126,586

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,362	1	0.08	$5,153	1	0.08	$5,148	1	0.08
Interest-bearing transaction accounts	19,657	6	0.12	18,602	7	0.15	16,651	7	0.17
Money market accounts (3)	23,552	12	0.20	23,365	13	0.22	24,623	18	0.29
Time deposits	19,053	69	1.46	19,774	74	1.48	21,369	86	1.60

Total interest-bearing deposits (1)	67,624	88	0.52	66,894	95	0.56	67,791	112	0.66
Federal funds purchased and securities sold under agreements to repurchase	1,572	—	—	1,912	(2)	(0.41)	1,604	—	—
Other short-term borrowings	63	—	—	77	—	—	148	—	—
Long-term borrowings	7,585	82	4.35	9,630	90	3.71	10,786	93	3.42

Total interest-bearing liabilities (2)	76,844	170	0.89	78,513	183	0.92	80,329	205	1.01

Net interest spread			2.83			2.81			2.75

Non-interest-bearing deposits (1) (2) (3)	28,437			28,261			28,356
Other liabilities	2,745			2,569			2,496
Stockholders’ equity	15,730			15,557			15,405

	$123,756			$124,900			$126,586

Net interest income/margin FTE basis		$839	3.09%		$858	3.08%		$859	3.04%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.37%, 0.40%, and 0.46% for the quarters ended March 31, 2012, December 31, 2011 and September 30, 2011, respectively.
(2)	Total funding costs from continuing operations may be calculated by dividing total interest expense on interest-bearing liablities by the sum of interest-bearing liabilities and non-interest bearing deposits. The rates for total funding costs from continuing operations equal 0.65%, 0.68% and 0.75% for the quarters ended March 31, 2012, December 31, 2011, and September 30, 2011, respectively.
(3)	Prior period amounts have been reclassified to conform to the current period classification.

Regions Financial Corporation and Subsidiaries	Page 6
Financial Supplement to Third Quarter 2012 Earnings Release

Loans

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12 vs. 6/30/12		9/30/12 vs. 9/30/11
Commercial and industrial	$26,375	$25,990	$25,098	$24,522	$24,273	$385	1.5%	$2,102	8.7%
Commercial real estate mortgage - owner-occupied	10,325	10,626	10,931	11,166	11,537	(301)	-2.8%	(1,212)	-10.5%
Commercial real estate construction - owner-occupied	292	261	281	337	356	31	11.9%	(64)	-18.0%

Total commercial	36,992	36,877	36,310	36,025	36,166	115	0.3%	826	2.3%

Commercial investor real estate mortgage	7,866	8,598	9,156	9,702	10,696	(732)	-8.5%	(2,830)	-26.5%
Commercial investor real estate construction	847	849	955	1,025	1,188	(2)	-0.2%	(341)	-28.7%

Total investor real estate	8,713	9,447	10,111	10,727	11,884	(734)	-7.8%	(3,171)	-26.7%

Residential first mortgage	13,225	13,394	13,611	13,784	14,083	(169)	-1.3%	(858)	-6.1%
Home equity - first lien	5,605	5,663	5,760	5,884	5,954	(58)	-1.0%	(349)	-5.9%
Home equity - second lien	6,420	6,658	6,882	7,137	7,362	(238)	-3.6%	(942)	-12.8%
Indirect	2,220	2,060	1,938	1,848	1,774	160	7.8%	446	25.1%
Consumer credit card	901	922	939	987	1,024	(21)	-2.3%	(123)	-12.0%
Other consumer	1,183	1,181	1,169	1,202	1,200	2	0.2%	(17)	-1.4%

Total Loans	$75,259	$76,202	$76,720	$77,594	$79,447	$(943)	-1.2%	$(4,188)	-5.3%

	Average Balances
($ amounts in millions)	3Q12	2Q12	1Q12	4Q11	3Q11	3Q12 vs. 2Q12		3Q12 vs. 3Q11
Commercial and industrial	$26,024	$25,650	$24,748	$24,310	$23,953	$374	1.5%	$2,071	8.6%
Commercial real estate mortgage - owner-occupied	10,464	10,805	11,077	11,404	11,661	(341)	-3.2%	(1,197)	-10.3%
Commercial real estate construction - owner-occupied	274	271	311	346	375	3	1.1%	(101)	-26.9%

Total commercial	36,762	36,726	36,136	36,060	35,989	36	0.1%	773	2.1%
Commercial investor real estate mortgage	8,374	8,925	9,492	10,357	11,395	(551)	-6.2%	(3,021)	-26.5%
Commercial investor real estate construction	851	923	994	1,152	1,411	(72)	-7.8%	(560)	-39.7%

Total investor real estate	9,225	9,848	10,486	11,509	12,806	(623)	-6.3%	(3,581)	-28.0%
Residential first mortgage	13,300	13,484	13,651	13,925	14,207	(184)	-1.4%	(907)	-6.4%
Home equity - first lien	5,636	5,723	5,835	5,927	6,003	(87)	-1.5%	(367)	-6.1%
Home equity - second lien	6,521	6,756	7,010	7,245	7,451	(235)	-3.5%	(930)	-12.5%
Indirect	2,150	2,022	1,908	1,825	1,755	128	6.3%	395	22.5%
Consumer credit card	908	925	952	1,002	1,095	(17)	-1.8%	(187)	-17.1%
Other consumer	1,195	1,186	1,190	1,209	1,207	9	0.8%	(12)	-1.0%

Total Loans	$75,697	$76,670	$77,168	$78,702	$80,513	$(973)	-1.3%	$(4,816)	-6.0%

Loan Portfolio Balances by Percentage

	Quarter Ended
	9/30/2012	6/30/2012	3/31/12	12/31/11	9/30/11
Commercial and industrial	35.0%	34.1%	32.7%	31.6%	30.6%
Commercial real estate mortgage - owner-occupied	13.7%	13.9%	14.2%	14.4%	14.5%
Commercial real estate construction - owner-occupied	0.5%	0.4%	0.4%	0.4%	0.4%

Total commercial	49.2%	48.4%	47.3%	46.4%	45.5%
Commercial investor real estate mortgage	10.5%	11.3%	11.9%	12.5%	13.5%
Commercial investor real estate construction	1.1%	1.1%	1.3%	1.3%	1.5%

Total investor real estate	11.6%	12.4%	13.2%	13.8%	15.0%
Residential first mortgage	17.6%	17.6%	17.8%	17.8%	17.7%
Home equity - first lien	7.4%	7.4%	7.5%	7.6%	7.5%
Home equity - second lien	8.5%	8.7%	9.0%	9.2%	9.3%
Indirect	2.9%	2.7%	2.5%	2.4%	2.2%
Consumer credit card	1.2%	1.2%	1.2%	1.3%	1.3%
Other consumer	1.6%	1.5%	1.5%	1.5%	1.5%

Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries	Page 7
Financial Supplement to Third Quarter 2012 Earnings Release

Deposits

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12 vs. 6/30/12		9/30/12 vs. 9/30/11
Customer Deposits
Interest-free deposits (1)	$30,345	$29,625	$29,646	$28,209	$28,242	$720	2.4%	$2,103	7.4%
Interest-bearing checking	19,240	19,311	19,805	19,388	18,317	(71)	-0.4%	923	5.0%
Savings	5,652	5,661	5,632	5,159	5,155	(9)	-0.2%	497	9.6%
Money market - domestic (1)	24,404	23,974	23,488	23,028	23,259	430	1.8%	1,145	4.9%
Money market - foreign (1)	327	322	357	460	502	5	1.6%	(175)	-34.9%

Low-cost deposits	79,968	78,893	78,928	76,244	75,475	1,075	1.4%	4,493	6.0%
Time deposits	14,911	16,202	18,207	19,378	20,455	(1,291)	-8.0%	(5,544)	-27.1%

Total customer deposits	94,879	95,095	97,135	95,622	95,930	(216)	-0.2%	(1,051)	-1.1%

Corporate Treasury Deposits
Time deposits	2	3	3	5	8	(1)	-33.3%	(6)	-75.0%

Total Deposits	$94,881	$95,098	$97,138	$95,627	$95,938	$(217)	-0.2%	$(1,057)	-1.1%

	Average Balances
($ amounts in millions)	3Q12	2Q12	1Q12	4Q11	3Q11	3Q12 vs. 2Q12		3Q12 vs. 3Q11
Customer Deposits
Interest-free deposits (1)	$29,652	$29,066	$28,437	$28,261	$28,356	$586	2.0%	$1,296	4.6%
Interest-bearing checking	18,880	19,447	19,657	18,602	16,651	(567)	-2.9%	2,229	13.4%
Savings	5,650	5,655	5,362	5,153	5,148	(5)	-0.1%	502	9.8%
Money market - domestic (1)	24,563	24,172	23,141	22,926	24,073	391	1.6%	490	2.0%
Money market - foreign (1)	328	348	411	439	550	(20)	-5.7%	(222)	-40.4%

Low-cost deposits	79,073	78,688	77,008	75,381	74,778	385	0.5%	4,295	5.7%
Time deposits	15,533	17,172	19,049	19,767	21,359	(1,639)	-9.5%	(5,826)	-27.3%

Total customer deposits	94,606	95,860	96,057	95,148	96,137	(1,254)	-1.3%	(1,531)	-1.6%

Corporate Treasury Deposits
Time deposits	3	3	4	7	10	—	—	(7)	-70.0%

Total Deposits	$94,609	$95,863	$96,061	$95,155	$96,147	$(1,254)	-1.3%	$(1,538)	-1.6%

Deposits by Percentage

	Quarter Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Customer Deposits
Interest-free deposits (1)	32.0%	31.2%	30.5%	29.5%	29.4%
Interest-bearing checking	20.3%	20.3%	20.4%	20.3%	19.1%
Savings	6.0%	6.0%	5.8%	5.4%	5.4%
Money market - domestic (1)	25.7%	25.2%	24.2%	24.1%	24.2%
Money market - foreign (1)	0.3%	0.3%	0.4%	0.5%	0.5%

Low-cost deposits	84.3%	83.0%	81.3%	79.8%	78.6%
Time deposits	15.7%	17.0%	18.7%	20.2%	21.4%

Total customer deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Corporate Treasury Deposits
Time deposits	—	—	—	—	—

Total Deposits	100.0%	100.00%	100.0%	100.0%	100.0%

(1)	Prior period amounts have been reclassified to conform to the current period classification.

Regions Financial Corporation and Subsidiaries	Page 8
Financial Supplement to Third Quarter 2012 Earnings Release

Pre-Tax Pre-Provision Income from Continuing Operations (non-GAAP)

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	3Q12 vs. 2Q12		3Q12 vs. 3Q11
Income (loss) from continuing operations available to common shareholders (GAAP)	$312	$280	$185	$(135)	$87	$32	11.4%	$225	258.6%
Preferred dividends (GAAP)	—	71	54	54	54	(71)	NM	(54)	NM
Income tax expense (GAAP)	136	126	82	18	17	10	7.9%	119	NM

Income (loss) from continuing operations before income taxes (GAAP)	448	477	321	(63)	158	(29)	-6.1%	290	183.5%
Provision for loan losses (GAAP)	33	26	117	295	355	7	26.9%	(322)	-90.7%

Pre-tax pre-provision income from continuing operations (non-GAAP)	481	503	438	232	513	(22)	-4.4%	(32)	-6.2%
Goodwill impairment	—	—	—	253	—	—	—	—	—

Pre-tax pre-provision income from continuing operations, excluding goodwill impairment (non-GAAP)	481	503	438	485	513	(22)	-4.4%	(32)	-6.2%

Other Adjustments:
Securities (gains) losses, net	(12)	(12)	(12)	(7)	1	—	—	(13)	NM
Leveraged lease termination (gains) losses, net (1)	—	(7)	(7)	(10)	2	7	NM	(2)	NM
Securities impairment, net	—	2	—	2	—	(2)	NM	—	—
Branch consolidation and equipment costs	—	—	—	(2)	—	—	—	—	—

Total other adjustments	(12)	(17)	(19)	(17)	3	5	-29.4%	(15)	NM

Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$469	$486	$419	$468	$516	$(17)	-3.5%	$(47)	-9.1%

The Pre-Tax Pre-Provision Income (PPI) from Continuing Operations table above presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items to PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

(1)	After tax amounts for leveraged lease terminations gains are zero for 9/30/12, $0.6 million for 6/30/2012, $3.1 million for 3/31/2012, $2.8 million for 12/31/11 and $5.4 million for 9/30/11.

Regions Financial Corporation and Subsidiaries	Page 9
Financial Supplement to Third Quarter 2012 Earnings Release

Non-Interest Income and Expense from Continuing Operations

Non-Interest Income from Continuing Operations	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	3Q12 vs. 2Q12		3Q12 vs. 3Q11
Service charges on deposit accounts	$244	$233	$254	$263	$310	$11	4.7%	$(66)	-21.3%
Investment fee income (loss)	34	17	28	19	(5)	17	100.0%	39	NM
Mortgage income	106	90	77	57	68	16	17.8%	38	55.9%
Trust department income	48	50	49	49	49	(2)	-4.0%	(1)	-2.0%
Commercial credit fee income	17	16	19	20	20	1	6.3%	(3)	-15.0%
Securities gains (losses), net	12	12	12	7	(1)	—	—	13	NM
Insurance commissions and fees	28	26	28	26	27	2	7.7%	1	3.7%
Leveraged lease termination gains (losses), net	—	7	7	10	(2)	(7)	-100.0%	2	-100.0%
Bank owned life insurance	19	21	21	24	18	(2)	-9.5%	1	5.6%
Net revenue (loss) from affordable housing	(17)	(13)	(14)	(20)	(18)	(4)	30.8%	1	-5.6%
Credit card/bank card income	18	23	23	24	24	(5)	-21.7%	(6)	-25.0%
Other	24	25	20	28	23	(1)	-4.0%	1	4.3%

Total non-interest income from continuing operations	$533	$507	$524	$507	$513	$26	5.1%	$20	3.9%

Non-Interest Expense from Continuing Operations	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	3Q12 vs. 2Q12		3Q12 vs. 3Q11
Salaries and employee benefits	$449	$434	$442	$392	$383	$15	3.5%	$66	17.2%
Net occupancy expense	99	92	94	95	95	7	7.6%	4	4.2%
Furniture and equipment expense	65	67	64	63	70	(2)	-3.0%	(5)	-7.1%
Professional and legal expenses	36	36	27	40	42	—	—	(6)	-14.3%
Amortization of core deposit intangible	20	21	22	23	23	(1)	-4.8%	(3)	-13.0%
Other real estate owned expense	13	10	23	38	48	3	30.0%	(35)	-72.9%
Credit/checkcard expenses	15	19	20	18	18	(4)	-21.1%	(3)	-16.7%
Deposit administration fee	37	44	47	46	47	(7)	-15.9%	(10)	-21.3%
Marketing	27	20	17	18	14	7	35.0%	13	92.9%
Branch consolidation and property and equipment charges	—	—	—	(2)	—	—	—	—	—
Gain on loans held for sale	(17)	(26)	(8)	(5)	—	9	-34.6%	(17)	NM
Provision (credit) for unfunded credit commitments	(15)	—	13	(8)	2	(15)	NM	(17)	NM
Outside services	23	18	18	17	15	5	27.8%	8	53.3%
Other	117	107	134	136	93	10	9.3%	24	25.8%

Total non-interest expense from continuing operations before goodwill impairment (non-GAAP)	869	842	913	871	850	$27	3.2%	$19	2.2%
Goodwill impairment	—	—	—	253	—	—	—	—	—

Total non-interest expense from continuing operations	$869	$842	$913	$1,124	$850	$27	3.2%	$19	2.2%

•	Non-interest income increased $26 million linked quarter to $533 million. Third quarter included $12 million in securities gains.

•	Account service fees and charges were up $11 million linked quarter. During the second quarter the Company established a reserve for certain customer fee refunds resulting from a change in the company’s non-sufficient funds policy which resulted in a charge of $24 million. An additional $11 million was added to this reserve in the third quarter. Excluding this item, total service charges would have been consistent with the first quarter.

•	Investment Fee income increased $17 million linked quarter primarily due to an increase in syndication fee revenue.

•	Mortgage income increased $16 million linked quarter, aided by the government’s HARP II program, which is increasing refinance volume. Mortgage origination volume in the third quarter totaled $2.2 billion compared to $2.1 billion in the second quarter.

•	Non-interest expenses increased $27 million or 3 percent linked quarter. Held for sale related gains decreased $11 million. Salaries and benefits increased $15 million linked quarter primarily related to a grant of long-term incentives.

•	Occupancy expenses were up slightly linked quarter due to charges related to terminated ground leases.

•	Marketing expenses were up $7 million linked quarter due to credit card conversion related expenses.

•	The Company experienced $15 million in reserve reductions related to unfunded credit commitments that funded during the quarter.

•	Deposit administration fee was down $7 million linked quarter due to improved performance metrics and a reduction in higher risk loans.

•	Outside services increased $5 million linked quarter primarily due to technology costs related to system enhancements.

Regions Financial Corporation and Subsidiaries	Page 10
Financial Supplement to Third Quarter 2012 Earnings Release

Credit Quality

As of and for Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Allowance for credit losses (ACL)	$2,138	$2,382	$2,621	$2,823	$3,050
Allowance allocated to purchased loans (1)	—	—	—	—	84
Provision for loan losses	33	26	117	295	355
Provision (credit) for unfunded credit losses	(15)	—	13	(8)	2
Net loans charged-off:
Commercial and industrial	31	33	61	65	72
Commercial real estate mortgage - owner-occupied	42	45	46	63	62
Commercial real estate construction - owner-occupied	1	4	2	1	2

Total commercial	74	82	109	129	136
Commercial investor real estate mortgage	64	41	64	112	167
Commercial investor real estate construction	6	11	19	39	52

Total investor real estate	70	52	83	151	219
Residential first mortgage	35	42	39	47	59
Home equity - first lien	14	17	18	16	19
Home equity - second lien	38	47	57	56	60
Indirect	4	2	4	4	2
Consumer credit card	12	11	12	12	1
Other consumer	15	12	10	15	15

Total	$262	$265	$332	$430	$511

Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.47%	0.51%	0.99%	1.06%	1.19%
Commercial real estate mortgage - owner-occupied	1.58%	1.68%	1.67%	2.18%	2.13%
Commercial real estate construction - owner-occupied	2.06%	5.59%	2.02%	0.82%	2.01%

Total commercial	0.80%	0.89%	1.21%	1.41%	1.50%
Commercial investor real estate mortgage	3.03%	1.86%	2.70%	4.28%	5.81%
Commercial investor real estate construction	3.03%	4.56%	7.64%	13.61%	14.45%

Total investor real estate	3.03%	2.11%	3.17%	5.21%	6.76%
Residential first mortgage	1.06%	1.27%	1.16%	1.34%	1.64%
Home equity - first lien	0.97%	1.18%	1.25%	1.11%	1.26%
Home equity - second lien	2.31%	2.79%	3.28%	3.06%	3.21%
Indirect	0.65%	0.52%	0.76%	0.78%	0.64%
Consumer credit card	5.37%	4.95%	4.95%	4.62%	0.42%
Other consumer	4.99%	4.07%	3.38%	4.92%	4.93%

Total	1.38%	1.39%	1.73%	2.16%	2.52%

Non-accrual loans, excluding loans held for sale	$1,884	$1,915	$2,151	$2,372	$2,710
Non-performing loans held for sale	134	202	249	328	344

Non-accrual loans, including loans held for sale	$2,018	$2,117	$2,400	$2,700	$3,054
Foreclosed properties	197	214	241	296	337

Non-performing assets (NPAs)	$2,215	$2,331	$2,641	$2,996	$3,391

Loans past due > 90 days	$405	$403	$427	$447	$412

Restructured loans not included in categories above (2)	$2,916	$2,966	$2,944	$2,850	$2,817

Credit Ratios:
ACL/Loans, net	2.84%	3.13%	3.42%	3.64%	3.84%
ALL/Loans, net	2.74%	3.01%	3.30%	3.54%	3.73%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.09	x	1.20	x	1.18	x	1.16	x	1.09	x
Non-accrual loans, excluding loans held for sale/Loans, net	2.50%	2.51%	2.80%	3.06%	3.41%

NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	2.93%	3.04%	3.42%	3.83%	4.23%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	3.47%	3.57%	3.97%	4.40%	4.75%

Allowance for Credit Losses

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Components:
Allowance for loan losses	$2,062	$2,291	$2,530	$2,745	$2,964
Reserve for unfunded credit commitments	76	91	91	78	86

Allowance for credit losses	$2,138	$2,382	$2,621	$2,823	$3,050

(1)	During the second quarter of 2011, Regions purchased a credit card portfolio for approximately $1.1 billion and recorded an allowance for loan losses and related premium of approximately $84 million. Upon finalization of the purchase price in the fourth quarter of 2011, Regions reclassified the $84 million allowance and premium. The impact of these reclassification entries was not material to the financial results in any of the quarters of 2011.
(2)	See page 11 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries	Page 11
Financial Supplement to Third Quarter 2012 Earnings Release

Troubled Debt Restructurings

	Quarter Ended
(in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Current:
Commercial	$495	$450	$445	$452	$437
Investor Real Estate	911	991	1,016	967	923
Residential First Mortgage	847	845	815	767	774
Home Equity	372	381	383	377	373
Other Consumer	41	45	49	50	54

Total Current	$2,666	$2,712	$2,708	$2,613	$2,561

Accruing 30-89 DPD:
Commercial	$51	$71	$44	$40	$39
Investor Real Estate	44	34	40	28	67
Residential First Mortgage	118	113	118	133	114
Home Equity	33	32	30	30	30
Other Consumer	4	4	4	6	6

Total Accruing 30-89 DPD	$250	$254	$236	$237	$256

Non-accrual or 90+ DPD:
Commercial	$308	$315	$344	$353	$373
Investor Real Estate	368	474	507	473	475
Residential First Mortgage	209	198	205	210	214
Home Equity	33	30	31	33	30
Other Consumer	—	1	—	—	1

Total Non-accrual or 90+DPD	$918	$1,018	$1,087	$1,069	$1,093

Total TDRs	$3,834	$3,984	$4,031	$3,919	$3,910

Credit Costs

	Quarter Ended
(in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Net Charge-offs
Investor Real Estate (IRE)	$43	$22	$47	$54	$60
Commercial	57	65	89	87	100
Consumer Real Estate	86	103	115	117	134
Other Consumer	31	26	26	31	19

Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	$217	$216	$277	$289	$313

Sales/Transfer to HFS	45	49	55	141	198

Total Net Charge-offs	$262	$265	$332	$430	$511

Net Loss / (Gain) - HFS Sales	$(18)	$(33)	$(10)	$(12)	$(2)
HFS Write-downs (1)	1	7	2	7	2
OREO expense	13	10	23	38	48

Total Credit Costs before Reserve Change	$258	$249	$347	$463	$559

Loan Loss Reserve Increase / (Reduction)	(229)	(239)	(215)	(135)	(156)

Total Credit Costs after Reserve Change	$29	$10	$132	$328	$403

(1)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

Regions Financial Corporation and Subsidiaries	Page 12
Financial Supplement to Third Quarter 2012 Earnings Release

Gross and Net NPL Migration

	Quarter Ended
($ in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Beginning Non-Performing Loans (1)	$1,915	$2,151	$2,372	$2,710	$2,784

Additions (2):
Land/Single Family/Condo Investor Real Estate	$24	$45	$57	$58	$189
Income Producing IRE	118	69	105	199	273

Total Investor Real Estate	142	114	162	257	462
Commercial	120	83	76	140	161
Business and Community	190	134	150	165	144
Consumer	11	(16)	(7)	(1)	(12)

Total Gross NPL Additions	$463	$315	$381	$561	$755

Resolutions (3)	(217)	(265)	(267)	(340)	(253)
Charge-Offs (4)	(159)	(164)	(212)	(305)	(354)
Home Equity Reclassification (5)	—	—	—	—	56

Net Additions (Reductions)	$87	$(114)	$(98)	$(84)	$204

Non-Accrual Loan Sales	(8)	(24)	(5)	(8)	(37)
Transfer to HFS	(81)	(77)	(93)	(196)	(206)
Transfer to OREO	(29)	(21)	(25)	(50)	(35)

Ending Non-Performing Loans (1)	$1,884	$1,915	$2,151	$2,372	$2,710

(1)	Does not include Loans Held for Sale
(2)

All net activity within the consumer portfolio other than sales and transfers to held for sale is included as a single net number within the additions line, due to the relative immateriality of consumer non-accrual loans.

(3)	Includes payments and returned to accruals
(4)	Includes charge-offs on loans on non-accrual status and charge-offs taken upon sale and transfer of non-accrual loans to held for sale
(5)	Beginning in 3Q11, credit policy on home equity lines and loans in second lien position changed such that they are placed on non-accrual by the end of the month in which the loan becomes 120 days past due. Prior policy required all real estate secured loans to be placed on non-accrual by the end of the month in which the loan becomes 180 days past due unless the loan is fully secured and in process of collection. The effect of the reclassification was to increase non-accrual loans and to decrease 90 days past due loans.

Foreclosed Properties

	Quarter Ended
($ in millions)	9/30/12	6/30/12	03/31/12	12/31/11	9/30/11
Beginning Foreclosed Properties	$214	$241	$296	$337	$437

Transfers in	$70	$80	$94	$119	$94
Sales	(68)	(87)	(129)	(121)	(146)
Writedowns / Other Activity	(19)	(20)	(20)	(39)	(48)

Ending Foreclosed Properties	$197	$214	$241	$296	$337

Non-Performing Loans Held for Sale

	Quarter Ended
($ in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Beginning Non-Performing Loans Held for Sale	$202	$249	$328	$344	$381

Transfers in (1)	$81	$77	$93	$196	$218
Sales	(138)	(103)	(145)	(175)	(244)
Writedowns	(1)	(6)	(2)	(7)	(2)
Loan moved from HFS / Other Activity	(7)	(4)	(8)	(21)	(6)
Transfers to OREO	(3)	(11)	(17)	(9)	(3)

Ending Non-Performing Loans Held for Sale	$134	$202	$249	$328	$344

(1)	During the Quarter-ended 9/30/11, there were approximately $12 million in transfers from Accruing Loans Held for Sale to Non-Performing Loans Held for Sale.

Composition of Non-Performing Loans Held for Sale

Quarter Transferred to HFS	Percent
3Q12	56.9%
2Q12	6.0%
1Q12	3.9%
2011	27.3%
Pre-2011	5.9%

Total	100.0%

Regions Financial Corporation and Subsidiaries	Page 13
Financial Supplement to Third Quarter 2012 Earnings Release

Early and Late Stage Delinquencies

30-89 Days Past Due Loans

	Quarter Ended
($ millions)	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11
Commercial and Industrial	$88	0.33%	$64	0.25%	$43	0.17%	$61	0.25%	$87	0.36%
Commercial Real Estate Mortgage - OO	69	0.67%	90	0.85%	68	0.62%	70	0.63%	87	0.76%
Commercial Real Estate Construction - OO	2	0.82%	2	0.47%	1	0.28%	4	1.12%	1	0.20%

Total Commercial	$159	0.43%	$156	0.42%	$112	0.31%	$135	0.37%	$175	0.48%

Commercial Investor Real Estate Mortgage	$79	1.01%	$103	1.20%	$122	1.33%	$76	0.78%	$126	1.18%
Commercial Investor Real Estate Construction	40	4.73%	3	0.36%	3	0.37%	28	2.76%	17	1.42%

Total Investor Real Estate	$119	1.37%	$106	1.12%	$125	1.24%	$104	0.97%	$143	1.21%

Residential First Mortgage	$254	1.92%	$221	1.65%	$258	1.89%	$287	2.08%	$269	1.91%
Home Equity	156	1.30%	153	1.25%	158	1.24%	198	1.52%	180	1.36%
Direct	13	1.48%	11	1.31%	9	1.12%	13	1.56%	12	1.44%
Indirect	35	1.61%	27	1.33%	25	1.30%	33	1.80%	30	1.66%
Consumer Credit Card	15	1.64%	12	1.28%	12	1.28%	14	1.39%	14	1.40%
Other Consumer	12	3.48%	12	3.47%	9	2.74%	12	3.45%	12	3.46%

Total Consumer	$485	1.64%	$436	1.46%	$471	1.55%	$557	1.81%	$517	1.65%

Total 30-89 Days Past Due Loans	$763	1.01%	$698	0.92%	$708	0.92%	$796	1.03%	$835	1.05%

90+ Days Past Due Loans

	Quarter Ended
($ millions)	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11
Commercial & Industrial	$6	0.02%	$5	0.02%	$9	0.03%	$28	0.11%	$10	0.04%
Commercial Real Estate Mortgage - OO	8	0.07%	9	0.08%	9	0.08%	9	0.08%	6	0.05%
Commercial Real Estate Construction - OO	—	0.14%	—	0.16%	—	0.00%	—	0.00%	—	0.00%

Total Commercial	$14	0.04%	$14	0.04%	$18	0.05%	$37	0.10%	$16	0.04%

Commercial Investor Real Estate Mortgage	$7	0.10%	$16	0.19%	$2	0.02%	$13	0.13%	$9	0.08%
Commercial Investor Real Estate Construction	1	0.08%	—	0.00%	—	0.00%	—	0.01%	—	0.01%

Total Investor Real Estate	$8	0.09%	$16	0.17%	$2	0.02%	$13	0.12%	$9	0.07%

Residential First Mortgage	$297	2.25%	$281	2.10%	$300	2.21%	$284	2.06%	$291	2.06%
Home Equity (1)	69	0.57%	74	0.60%	87	0.69%	93	0.71%	81	0.61%
Direct	1	0.16%	1	0.14%	1	0.13%	2	0.23%	2	0.19%
Indirect	2	0.10%	2	0.11%	2	0.09%	2	0.13%	1	0.08%
Consumer Credit Card	12	1.26%	13	1.38%	14	1.50%	13	1.38%	10	1.03%
Other Consumer	2	0.54%	2	0.62%	3	0.90%	3	0.75%	2	0.50%

Total Consumer	$383	1.29%	$373	1.25%	$407	1.34%	$397	1.29%	$387	1.23%

Total 90+ Days Past Due Loans	$405	0.54%	$403	0.53%	$427	0.56%	$447	0.58%	$412	0.52%

OO = Owner Occupied

(1)	Refer to page 12 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans in 3Q11.

Regions Financial Corporation and Subsidiaries	Page 14
Financial Supplement to Third Quarter 2012 Earnings Release

Non-Accrual Loans (excludes loans held for sale)

	Quarter Ended
($ millions)	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11
Commercial and Industrial	$393	1.49%	$366	1.41%	$439	1.75%	$457	1.86%	$498	2.05%
Commercial Real Estate Mortgage - OO	504	4.88%	504	4.75%	545	4.99%	590	5.29%	668	5.79%
Commercial Real Estate Construction - OO	15	5.30%	20	7.61%	23	8.32%	25	7.36%	27	7.68%

Total Commercial	$912	2.47%	$890	2.41%	$1,007	2.77%	$1,072	2.98%	$1,193	3.30%

Commercial Investor Real Estate Mortgage	$560	7.12%	$599	6.97%	$640	6.99%	$734	7.56%	$829	7.75%
Commercial Investor Real Estate Construction	52	6.15%	74	8.73%	127	13.22%	180	17.61%	296	24.93%

Total Investor Real Estate	$612	7.03%	$673	7.12%	$767	7.58%	$914	8.52%	$1,125	9.46%

Residential First Mortgage	224	1.69%	229	1.71%	241	1.77%	250	1.81%	261	1.85%
Home Equity (1)	136	1.12%	123	1.00%	136	1.08%	136	1.04%	131	0.98%
Direct		0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect		0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Consumer Credit Card		0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer		0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	$360	1.22%	$352	1.18%	$377	1.25%	$386	1.25%	$392	1.25%

Total Non-Accrual Loans	$1,884	2.50%	$1,915	2.51%	$2,151	2.80%	$2,372	3.06%	$2,710	3.41%

OO = Owner Occupied

(1)	Refer to page 12 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans in 3Q11.

Business Services Credit Quality - Criticized Loans

	Quarter Ended
($ millions)	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11
Special Mention	$1,707	3.73%	$1,548	3.34%	$1,652	3.56%	$1,637	3.50%	$1,897	3.95%
Classified Loans	$3,424	7.49%	$3,888	8.39%	$4,327	9.32%	$4,733	10.12%	$5,408	11.25%

Total Business Services	$5,131	11.23%	$5,436	11.73%	$5,979	12.88%	$6,370	13.62%	$7,305	15.20%

Investor Real Estate Analysis

Represents percent of loan balances in the portfolio

	Core State (1)								% of Total
	AL	AR	FL	GA	LA	MS	TN	Other	IRE
MULTI-FAMILY	2.0%	0.6%	3.4%	1.6%	1.1%	0.4%	2.1%	11.2%	22.4%
RETAIL	2.1%	0.7%	5.2%	2.4%	0.5%	0.2%	1.6%	8.6%	21.3%
OFFICE	2.1%	0.2%	3.9%	2.6%	1.3%	0.4%	1.1%	8.0%	19.6%
INDUSTRIAL	1.1%	0.1%	1.6%	1.4%	0.3%	0.3%	1.0%	3.1%	8.9%
SINGLE FAMILY	1.5%	0.4%	1.3%	0.8%	0.4%	0.2%	0.9%	2.2%	7.7%
LAND	0.8%	0.2%	2.9%	0.5%	0.3%	0.1%	0.8%	1.5%	7.1%
HOTEL	0.7%	0.5%	1.9%	0.2%	0.7%	0.4%	0.4%	1.5%	6.3%
OTHER	0.8%	0.2%	1.6%	0.5%	0.4%	0.3%	0.6%	1.3%	5.7%
CONDO	0.1%	0.0%	0.6%	0.1%	0.0%	0.0%	0.1%	0.1%	1.0%

Grand Total	11.2%	2.9%	22.4%	10.1%	5.0%	2.3%	8.6%	37.5%	100.0%

(1)	Core State of Regions Bank’s Footprint in which the underlying collateral is located.

	Construction	Mortgage	Non- Performing Loans as a % of Total IRE	90+ days past due as a % of Total IRE	30-89 days past due as a % of Total IRE
MULTI-FAMILY	2.4%	20.1%	1.2%	0.0%	0.1%
RETAIL	0.7%	20.7%	1.6%	0.0%	0.4%
OFFICE	0.7%	18.9%	0.6%	0.0%	0.4%
INDUSTRIAL	0.2%	8.7%	0.5%	0.0%	0.0%
SINGLE FAMILY	3.9%	3.7%	0.9%	0.1%	0.1%
LAND	1.6%	5.5%	1.4%	0.0%	0.3%
HOTEL	0.1%	6.1%	0.0%	0.0%	0.0%
OTHER	0.0%	5.7%	0.7%	0.0%	0.1%
CONDO	0.2%	0.8%	0.1%	0.0%	0.0%

Grand Total	9.8%	90.2%	7.0%	0.1%	1.4%

Regions Financial Corporation and Subsidiaries	Page 15
Financial Supplement to Third Quarter 2012 Earnings Release

Residential Lending Net Charge-off Analysis

		Quarter Ended
		9/30/2012					6/30/2012
		First Liens			Junior Liens	Total(1)	First Liens			Junior Liens	Total (1)
($ in millions)		Residential Mortgage	Home Equity	Total	Home Equity		Residential Mortgage	Home Equity	Total	Home Equity
Florida	Net Charge-off %*	1.73%	1.39%	1.64%	3.75%	2.20%	2.06%	2.16%	2.09%	4.72%	2.80%
	$ Losses	$22.0	$6.6	$28.7	$24.0	$52.7	$26.2	$10.4	$36.6	$30.9	$67.5
	Balance	$5,037.1	$1,882.0	$6,919.1	$2,511.8	$9,430.9	$5,089.6	$1,906.8	$6,996.4	$2,596.1	$9,592.5
	Original LTV	73.0%	65.4%		75.7%		72.9%	65.5%		75.8%

All Other	Net Charge-off %*	0.65%	0.75%	0.68%	1.39%	0.86%	0.79%	0.68%	0.76%	1.55%	0.96%
States	$ Losses	$13.4	$7.1	$20.5	$13.9	$34.4	$16.4	$6.4	$22.8	$15.9	$38.7
	Balance	$8,188.3	$3,722.9	$11,911.2	$3,908.7	$15,819.9	$8,304.2	$3,756.6	$12,060.8	$4,061.6	$16,122.4
	Original LTV	74.3%	66.3%		79.2%		74.3%	66.5%		79.2%

Totals	Net Charge-off %*	1.06%	0.97%	1.03%	2.31%	1.36%	1.27%	1.18%	1.24%	2.79%	1.65%
	$ Losses	$35.5	$13.7	$49.2	$37.9	$87.1	$42.6	$16.8	$59.4	$46.9	$106.3
	Balance	$13,225.4	$5,604.9	$18,830.3	$6,420.6	$25,250.9	$13,393.8	$5,663.4	$19,057.1	$6,657.8	$25,714.9
	Original LTV	73.8%	66.0%		77.8%		73.8%	66.2%		77.9%

(1)	Total line item includes first liens on residential first mortgage and home equity, as well as junior liens on home equity
*	21% Florida junior lien concentration driving results
*	Junior lien, Florida net charge-offs represent 47% of 3Q12 Home Equity net charge-offs but just 21% of Home Equity outstanding balances.
*	Net Home Equity charge-offs in Florida approximately 2.5 times non-Florida net charge-off rate
*	Home Equity origination quality solid with an average FICO of 776 and an average LTV of 58%; Property value declines driving losses

Notes: * Recoveries are pro-rated based on charge-off balances.

           * Balances shown on an ending basis. Net loss rates calculated using average balances

Regions Financial Corporation and Subsidiaries	Page 16
Financial Supplement to Third Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures

Net Income (Loss) and Earnings (Loss) Per Share

The table below presents earnings (loss) per share from continuing operations, excluding preferred dividends and accretion. The table also presents computations of earnings (loss) and certain other financial measures, excluding goodwill impairment (non-GAAP) recorded in 2011. The preferred dividends and accretion and goodwill impairment charge are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the preferred dividends and accretion and goodwill impairment in expressing earnings (loss) and certain other financial measures, including “earnings (loss) per common share from continuing operations, excluding preferred dividends and accretion” and “earnings (loss) per common share, excluding goodwill impairment” provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business because management does not consider the preferred dividends and accretion and goodwill impairment to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out reporting of consolidated results (management only); and presentations to investors of Company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the preferred dividends and accretion and goodwill impairment charge does not represent the amount that effectively accrues directly to stockholders (i.e. the preferred dividends and accretion and goodwill impairment charge are reductions in earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		09/30/12	06/30/12	03/31/12	12/31/11	9/30/11
Net income (loss) available to common shareholders (GAAP)		$301	$284	$145	$(602)	$101

Preferred dividends and accretion (GAAP)		—	71	54	54	54

Income (loss) from discontinued operations, net of tax (GAAP)		(11)	4	(40)	(467)	14

Income (loss) from continuing operations (GAAP)	A	$312	$351	$239	$(81)	$141

Net income (loss) available to common shareholders (GAAP)	B	$301	$284	$145	$(602)	$101

Goodwill impairment, net of tax		—	—	—	731	—

Income available to common shareholders, excluding goodwill impairment (non-GAAP)	C	$301	$284	$145	$129	$101

Net income (loss) available to common shareholders (GAAP)	B	$301	$284	$145	$(602)	$101
Income (loss) from discontinued operations, net of tax (GAAP) (1)		(11)	4	(40)	(467)	14

Income (loss) from continuing operations available to common shareholders (GAAP)	D	312	280	185	(135)	87

Goodwill impairment from continuing operations (non-deductible)		—	—	—	253	—

Income from continuing operations available to common shareholders, excluding goodwill impairment (non-GAAP)	E	$312	$280	$185	$118	$87

Weighted-average diluted shares	F	1,423	1,418	1,283	1,259	1,261

Earnings (loss) per common share from continuing operations, excluding preferred dividends and accretion - diluted (non-GAAP)	A/F	$0.22	$0.25	$0.19	$(0.06)	$0.11

Earnings (loss) per common share - diluted (GAAP)	B/F	$0.21	$0.20	$0.11	$(0.48)	$0.08

Earnings (loss) per common share from continuing operations - diluted (GAAP)	D/F	$0.22	$0.20	$0.14	$(0.11)	$0.07

Earnings per common share from continuing operations, excluding goodwill impairment - diluted (non-GAAP)	E/F	$0.22	$0.20	$0.14	$0.09	$0.07

(1)	There are no preferred shares allocable to discontinued operations.

Regions Financial Corporation and Subsidiaries	Page 17
Financial Supplement to Third Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures - Continuing Operations

Fee Income Ratios and Efficiency Ratios

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the fee and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by manageme to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Continuing Operations
Non-interest expense (GAAP)		$869	$842	$913	$1,124	$850
Adjustments:
Securities impairment, net		—	(2)	—	(2)	—
Branch consolidation and property and equipment charges		—	—	—	2	—
Goodwill impairment		—	—	—	(253)	—

Adjusted non-interest expense (non-GAAP)	G	$869	$840	$913	$871	$850

Net interest income, taxable-equivalent basis (GAAP)		$830	$850	$839	$858	$859

Non-interest income (GAAP)		$533	$507	$524	$507	$513
Adjustments:
Securities (gains) losses, net		(12)	(12)	(12)	(7)	1
Leveraged lease termination (gains) losses, net		—	(7)	(7)	(10)	2

Adjusted non-interest income (non-GAAP)	H	521	488	505	490	516

Adjusted total revenue (non-GAAP)	I	$1,351	$1,338	$1,344	$1,348	$1,375

Fee income ratio (non-GAAP)	H/I	38.6%	36.5%	37.6%	36.4%	37.5%
Efficiency ratio (non-GAAP)	G/I	64.3%	62.8%	67.9%	64.6%	61.8%

Adjusted Non-Interest Income/Expense

The table below presents computations of adjusted non-interest income/expense for the third quarter of 2012 and the second quarter of 2012 (non-GAAP). Management uses these measures to monitor performance and believes these measures provide meaningful information to investors. Non-interest income/expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income/expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

	Quarter Ended
	9/30/12	6/30/12	$ Change	% Change
Continuing Operations
Non-interest income (GAAP)	$533	$507	$26	5.1%
Adjustments:
Securities gains, net	(12)	(12)	—	—
Leveraged lease termination gains, net	—	(7)	7	NM

Adjusted non-interest income (non-GAAP)	$521	$488	$33	6.8%

	Quarter Ended
	9/30/12	6/30/12	$ Change	% Change
Continuing Operations
Non-interest expense (GAAP)	$869	$842	$27	3.2%
Adjustments:
Securities impairment, net	—	(2)	2	NM

Adjusted non-interest expense (non-GAAP)	$869	$840	$29	3.5%

Regions Financial Corporation and Subsidiaries	Page 18
Financial Supplement to Third Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures

Return Ratios, Tangible Common Ratios, Capital

The following tables provide calculations of “return on average assets from continuing operations”, “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), Tier 1 capital (regulatory) and “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company’s Comprehensive Capital Assessment and Review (“CCAR”), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or prescribed in any amount by federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

($ amounts in millions, except per share data)		As of and for Quarter Ended
		9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
RETURN ON AVERAGE ASSETS FROM CONTINUING OPERATIONS
Average assets (GAAP) - continuing operations	J	$121,531	$122,426	$123,756	$124,900	$126,586
Return on average assets from continuing operations (GAAP) (1)	D/J	1.02%	0.92%	0.59%	(0.43%)	0.26%

Return on average assets from continuing operations, excluding goodwill impairment (non-GAAP) (1)	E/J	1.02%	0.92%	0.59%	0.37%	0.26%

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$14,663	$14,347	$16,715	$17,151	$17,069
Less: Average intangible assets (GAAP)		5,195	5,221	5,253	6,019	5,998
Average deferred tax liability related to intangibles (GAAP)		(198)	(198)	(198)	(210)	(224)
Average preferred equity (GAAP)		—	113	3,423	3,413	3,402

Average tangible common stockholders’ equity (non-GAAP)	K	$9,666	$9,211	$8,237	$7,929	$7,893
Return on average tangible common stockholders’ equity (GAAP) (1)	B/K	12.40%	12.40%	7.08%	(30.12%)	5.05%

Return on average tangible common stockholders’ equity, excluding goodwill impairment (non-GAAP) (1)	C/K	12.40%	12.40%	7.08%	6.45%	5.05%

TANGIBLE COMMON RATIOS - CONSOLIDATED
Stockholders’ equity (GAAP)		$14,901	$14,455	$17,534	$16,499	$17,263
Less: Preferred equity (GAAP)		—	—	3,429	3,419	3,409
Intangible assets (GAAP)		5,181	5,207	5,236	5,265	6,039
Deferred tax liability related to intangibles (GAAP)		(195)	(201)	(195)	(200)	(220)

Tangible common stockholders’ equity (non-GAAP)	L	$9,915	$9,449	$9,064	$8,015	$8,035
Total assets (GAAP)		$121,798	$122,345	$128,282	$127,050	$129,762
Less: Intangible assets (GAAP)		5,181	5,207	5,236	5,265	6,039
Deferred tax liability related to intangibles (GAAP)		(195)	(201)	(195)	(200)	(220)

Tangible assets (non-GAAP)	M	$116,812	$117,339	$123,241	$121,985	$123,943
Shares outstanding - end of quarter	N	1,413	1,413	1,412	1,259	1,259
Tangible common stockholders’ equity to tangible assets (non-GAAP)	L/M	8.49%	8.04%	7.35%	6.57%	6.48%
Tangible common book value per share (non-GAAP)	L/N	$7.02	$6.69	$6.42	$6.37	$6.38
TIER 1 COMMON RISK-BASED RATIO (2) - CONSOLIDATED
Stockholders’ equity (GAAP)		$14,901	$14,455	$17,534	$16,499	$17,263
Accumulated other comprehensive (income) loss		(202)	(54)	60	69	(92)
Non-qualifying goodwill and intangibles		(4,836)	(4,852)	(4,881)	(4,900)	(5,649)
Disallowed deferred tax assets		(238)	(336)	(345)	(432)	(506)
Disallowed servicing assets		(33)	(33)	(36)	(35)	(35)
Qualifying non-controlling interests		93	92	92	92	92
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$10,531	$10,118	$13,270	$12,139	$11,919
Qualifying non-controlling interests		(93)	(92)	(92)	(92)	(92)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		—	—	(3,429)	(3,419)	(3,409)

Tier 1 common equity (non-GAAP)	O	$9,592	$9,180	$8,903	$7,782	$7,572
Risk-weighted assets (regulatory)	P	91,621	91,779	92,546	91,449	92,786
Tier 1 common risk-based ratio (non-GAAP)	O/P	10.5%	10.0%	9.6%	8.5%	8.2%

(1)	Annualized
(2)	Current quarter amount and the resulting ratio is estimated

Regions Financial Corporation and Subsidiaries	Page 19
Financial Supplement to Third Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures

Tier 1 Capital - With History Adjusted for Series A Retirement

Regions’ Series A preferred stock was repurchased on April 4, 2012 and the warrant to purchase 48.3 million shares of Regions common stock was retired on May 2, 2012. The following table presents the calculations of Tier 1 capital and the Tier 1 capital ratio, adjusted as if the repurchase of the shares and the retirement of the warrant occurred on the last day of the quarter for each prior period presented. The amount retired includes the Series A preferred stock plus the remaining balance of the related discount.

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
TIER 1 RISK-BASED RATIO
Stockholders’ equity	$14,901	$14,455	$17,534	$16,499	$17,263
Accumulated other comprehensive (income) loss	(202)	(54)	60	69	(92)
Non-qualifying goodwill and intangibles	(4,836)	(4,852)	(4,881)	(4,900)	(5,649)
Disallowed deferred tax assets	(238)	(336)	(345)	(432)	(506)
Disallowed servicing assets	(33)	(33)	(36)	(35)	(35)
Qualifying non-controlling interests	93	92	92	92	92
Qualifying trust preferred securities	846	846	846	846	846

Tier 1 capital as reported	$10,531	$10,118	$13,270	$12,139	$11,919

Series A Preferred Stock Retirement (Reduction to Stockholders’ equity)	$—	$—	$(3,500)	$(3,500)	$(3,500)
Retirement of warrant to purchase 48.3 million shares of Regions common stock	—	—	(45)	(45)	(45)

Tier 1 capital as adjusted to exclude Series A Preferred Stock	$10,531	$10,118	$9,725	$8,594	$8,374

Risk-weighted assets (1)	91,621	91,779	92,546	91,449	92,786

Tier 1 capital ratio (1)	11.5%	11.0%	14.3%	13.3%	12.8%
Tier 1 capital ratio excluding Series A Preferred Stock and associated warrant (1)	11.5%	11.0%	10.5%	9.4%	9.0%

(1)	Current quarter amount and the resulting ratios are estimated

Regions Financial Corporation and Subsidiaries	Page 20
Financial Supplement to Third Quarter 2012 Earnings Release

Statements of Discontinued Operations (unaudited)

On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust are not included in the sale. In connection with the closing, the Company and Raymond James agreed that in lieu of the $250 million pre-closing dividend from Morgan Keegan and Company, Inc. to the Company as contemplated in the original agreement, the parties would increase the purchase price by the same amount. The total purchase price received by the Company was approximately $1.2 billion. In connection with the agreement, the results of the entities being sold are reported as discontinued operations. The following tables represent the unaudited condensed results of operations for discontinued operations.

	Quarter Ended
($ amounts in millions)	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Interest income	$—	$—	$8	$8	$9
Interest expense	—	—	1	1	1

Net interest income	—	—	7	7	8
Non-interest income
Brokerage, investment banking and capital markets	—	—	233	251	222
Gain on sale	1	15	—	—	—
Other	—	—	7	11	10

Total non-interest income	1	15	240	262	232
Non-interest expense
Salaries and employee benefits	—	—	171	172	146
Net occupancy expense	—	—	9	9	9
Furniture and equipment expense	—	—	8	9	7
Goodwill impairment	—	—	—	492	—
Professional and legal fees	19	10	96	23	22
Other	1	1	28	36	32

Total non-interest expense	20	11	312	741	216
Income (loss) from discontinued operations before income tax	(19)	4	(65)	(472)	24
Income tax expense (benefit) (1)	(8)	—	(25)	(5)	10

Income (loss) from discontinued operations, net of tax	$(11)	$4	$(40)	$(467)	$14

Weighted-average shares outstanding—during quarter:
Basic	1,414	1,414	1,282	1,259	1,259
Diluted	1,414	1,418	1,282	1,259	1,261

Earnings (loss) per common share from discontinued operations:
Basic	$(0.01)	$0.00	$(0.03)	$(0.37)	$0.01
Diluted	$(0.01)	$0.00	$(0.03)	$(0.37)	$0.01

(1)	The income tax benefit for the fourth quarter of 2011 includes a $14 million benefit related to goodwill impairment.

Regions Financial Corporation and Subsidiaries	Page 21
Financial Supplement to Third Quarter 2012 Earnings Release

Forward-Looking Statements

This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

›The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)became law in July 2010, and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury Department and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity in the banking system. Future and proposed rules, including those that are part of the Basel III process are expected to require banking institutions to increase levels of capital. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time.

›Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

›Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

›Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions including unemployment levels.

›Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

›Possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business.

›Possible regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact Regions’ business model or products and services.

›Possible stresses in the financial and real estate markets, including possible continued deterioration in property values.

›Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

›Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

›Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

›Regions’ ability to keep pace with technological changes.

›Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, reputational risk, and regulatory and compliance risk.

›Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

›The cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings.

›The effects of increased competition from both banks and non-banks.

›The effects of geopolitical instability and risks such as terrorist attacks.

›Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

›The effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes, and the effects of man-made disasters.

›Possible downgrades in ratings issued by rating agencies.

›Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

›Possible acceleration of prepayments on mortgage-backed securities due to low interest rates and the related acceleration of premium amortization on those securities.

›The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

›Regions’ ability to receive dividends from its subsidiaries.

›The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

›Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

›The effects of any damage to Regions reputation resulting from developments related to any of the items identified above

›The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2011 and the “Foward-Looking Statements” section of Regions’ Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2012.

›The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551